SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

AURORA ENERGY, LTD.
(Name of Registrant as Specified in its Charter)

___________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules
14a-6(i)(1) and 0-11.
  1) Title of each class of securities to which transaction applies:
  2) Aggregate number of securities to which transaction applies:
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(Set forth the amount on which the filing fee is calculated and state how it was determined):
  4) Proposed maximum aggregate value of transaction:
  5) Total fee paid:
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  1) Amount Previously Paid:
  2) Form, Schedule or Registration Statement No.:
  3) Filing Party:
  4) Date Filed:

Aurora Energy, Ltd.

NOTICE OF STOCKHOLDERS' ANNUAL MEETING

TO THE STOCKHOLDERS:

Notice is hereby given that the Stockholders' Annual
Meeting of Aurora Energy, Ltd. (the "Company") will be held on September 30, 1998 at 10:00 a.m. EST at 3760 North US-31 South, Traverse City, Michigan, for the following purposes.

1. To elect four directors to serve for the ensuing year and until their successors are elected.

2. To appoint Rehmann Robson, P.C. to continue as the Company's independent auditors.

3. To amend the Company's Bylaws to move the annual meeting date from September 30 to May 15.

4. To amend the Company's Bylaws to give the Board of Directors authority to amend the Bylaws.

5. To transact any other business that properly comes before the meeting or any adjournment of the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on August 18, 1998 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and date the enclosed Proxy and return it to the Company in the enclosed envelope.

Sincerely,



Barbara J. Johnson, Secretary

Traverse City, Michigan
August 18, 1998

Aurora Energy, Ltd.

PROXY STATEMENT

The enclosed Proxy is solicited on behalf of Aurora
Energy, Ltd. (the "Company") for use at the Annual
Meeting of Stockholders to be conducted on Wednesday, September 30, 1998 at 10:00 a.m. EST (the "Meeting") and any adjournment of the Meeting.

The meeting will be held at 3760 North US-31 South, Traverse City, Michigan. The telephone number there is (616) 941-0073.

The Proxy should be mailed to the Company in the enclosed envelope, addressed to the Company's mailing address: P.O. Box 961, Traverse City, Michigan
49685-0961.

These proxy solicitation materials were mailed to the stockholders on or about August 20, 1998, together with the Company's 1997 Annual Report.

DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal for inclusion in the form of proxy and proxy statement for next year's annual meeting of the stockholders is December 4, 1998 if the proposed amendment to the Bylaws changing the annual meeting date to May 15 is adopted by the stockholders. If the annual meeting date is not changed, the deadline for submission of a stockholder proposal to be included in the form proxy and proxy statement will be April 20, 1999.

The date upon which a stockholder proposal will be untimely and ineligible for consideration at the next annual meeting of the stockholders is February 16, 1999, if the Company's annual meeting date is changed to May 15, and July 5, 1999, if the Company's annual meeting date remains at September 30.

REVOCABILITY OF PROXIES

A Proxy, once signed and delivered to the Company, may be revoked by a stockholder only by a signed statement of revocation delivered to the Company prior to commencement of the Meeting. If a stockholder who has previously delivered a signed Proxy attends the meeting in person, the Proxy will be deemed revoked, and the stockholder may vote in person.

VOTING

Every stockholder voting at the meeting in person or by proxy is entitled to one vote for each share of stock owned on all matters put to a vote of the stockholders. A signed Proxy will be voted in favor of management's nominees for director unless the nominee's name has a line placed through it on the Proxy. On all other matters, the Proxy will be voted as marked in the boxes, and if no mark is placed in one of the boxes, the stock will not be voted.

SOLICITATION

This proxy solicitation is made by management of the Company. The Company will bear all costs of this solicitation.

RECORD DATE

The Board of Directors has set August 18, 1998 at the close of business as the record date for a stockholder to be eligible to receive a notice of the Meeting and to cast a vote at the Meeting.

PRINCIPAL SHARE OWNERSHIP

As of the record date, the Company has 8,691,697 shares of common stock outstanding. The Company has only one class of stock.

As of the record date, the following were known by the Company to be beneficial owners of more than five percent of the Company's outstanding common stock.

Title	     Name and Address	             Amount and Nature         Percent
of Class   of Beneficial Owner           Beneficial Owner         of Class
Common     Britannia Holdings Limited	     700,000                 8.05%
           P. O. Box 615 Kings House
           The Grange St. Peter Port
           Guernsey, GY1 2QJ,
           Channel Islands

Common     The William & Patricia Deneau  1,828,400                21.04%
           Revocable Living Trust,
           DTD 10/12/95
           3832 Perimeter Drive
           Traverse City, MI 49684

Common     Roger J. Dubuc, Trustee          500,000                 5.75%
           Roger J. Dubuc Trust
           DTD 1/21/87
           18677 Foxhollow Court
           Northville, MI 48167

Common     John V. and                    1,787,400                20.56%
           Michelle R. Miller, Trustees
           Miller Family Living Trust
           DTD 6/25/97
           3167 E. Kasson Road
           Traverse City, MI 49684

Common     Thomas W. Tucker and           1,798,400                20.69%
           Sandra L. Tucker
           11607 N. Long Lake Road
           Traverse City, MI 49684

PROPOSAL 1
ELECTION OF DIRECTORS

NOMINEES

The Company's Bylaws permit the election of three or more directors. The Board of Directors recommends the election of four directors, each of whom is currently a director and has agreed to stand for re-election. In order to be elected, a director must receive a plurality of the votes cast at a meeting at which a quorum is present in person or by proxy.

The names of the nominees and certain information about them, are set forth below.

Name                Age   Position                    Term of Office
William W. Deneau   53    Director                    June 25, 1997 to present
                          President                   July 17, 1997 to present

John V. Miller Jr   39    Director                    June 26, 1997 to present
                          Vice President of
                          Exploration and Production	 July 17, 1997 to present

Thomas W. Tucker    55    Director                    June 25, 1997 to present
                          Vice President of Land and
                          Development/Treasurer       July 17, 1997 to present

Gary Myles          52    Director                    June 25, 1997 to present

There are no family relationships between any of the foregoing individuals.

William W. Deneau became employed by the Company at the time he sold his interest in Jet/LaVanway
Exploration, L.L.C. to the Company in exchange for the Company's stock on April 22, 1997. Since that time, Mr. Deneau has been responsible for managing the Company's affairs. He officially became president on July 17, 1997. Since 1987, Mr. Deneau has been the president, a director, and the sole stockholder of White Pine Land Services, Inc. of Traverse City,
Michigan.  Prior to March 1, 1997, White Pine Land
Services, Inc. was a 35-member company engaged in the business of providing real estate services to oil and gas companies. On March 1, 1997, White
Pine Land Services, Inc. sold its business to a newly formed corporation, White Pine Land Company.
White Pine Land Services, Inc. continues to exist for the purpose of managing its investments.

John V. Miller, Jr. became employed by the Company at the time he sold his interest in Jet/LaVanway
Exploration L.L.C. to the Company in exchange for the Company's stock on April 22, 1997. Since that time, he has been responsible for overseeing exploration and development activities. He officially became Vice
President of Exploration and Production on July 17, 1997.
In 1994, Mr. Miller joined Jet Exploration, Inc. of
Traverse City, Michigan as a vice president with responsibility for getting Jet Exploration, Inc.
into the shale gas play in Michigan and Indiana.
He was the driving force behind the establishment of Jet/LaVanway Exploration, L.L.C. and its effort in southern Indiana. Mr. Miller left the position with Jet Exploration, Inc. to join the Company. From
1988 to 1994, Mr. Miller worked for White Pine Land
Services, Inc. of Traverse City, Michigan, as a land manager.

Thomas W. Tucker is employed by both the Company and Jet Exploration, Inc. of Traverse City, Michigan.
He has been employed by the Company since he sold his interest in Jet/LaVanway Exploration, L.L.C.
to the Company in exchange for the Company's stock on April 22, 1997. Since that time, he has been responsible for overseeing land development activities.
He officially became Vice President of Land and Development on July 17, 1997. Mr. Tucker founded
Jet Oil Corporation with his father in 1982. After his father's death, Mr. Tucker founded Jet Exploration, Inc. in 1987. Mr. Tucker has been the president of Jet
Exploration, Inc. since its inception. Prospectively, Jet Exploration, Inc. will not take on any new projects, and its existing projects will be allowed to run out their course. Jet Exploration, Inc. currently has other projects with which the Company is not involved.

Gary J. Myles was elected to serve as an outside
director of the Company on July 17, 1997.  Mr. Myles
is currently Vice President of the northern Michigan
region of Old Kent Mortgage Company, a wholly owned
subsidiary of Old Kent Financial Corporation (a $12
billion bank holding company).  He is the Regional
Manager for the northern region of Michigan, and is
based in Traverse City, Michigan.   Mr. Myles has
been with Old Kent Mortgage Company since July 1988.

The security ownership of management is outlined in the following chart:

Title of      Name and                          Amount Owed        Percent
Class      Address of Owner                 Before the Offering   of Class
Common   William W. Deneau in the name of:       1,828,400         21.04%
         The William & Patricia Deneau Revocable
         Living Trust, DTD 10/12/95
         3832 Perimeter Drive
         Traverse City, MI 49684

Common   John V. Miller in the name of:          1,787,400         20.56%
         John V. & Michelle R. Miller TTEE
         Miller Family Living Trust, DTD 6/25/97
         3167 E. Kasson Road
         Traverse City, MI 49684

Common   Thomas W. Tucker in the name of:        1,798,400         20.69%
         Thomas W. & Sandra L. Tucker
         11607 N. Long Lake Road
         Traverse City, MI 49684

Common   Officers and Directors as a Group       5,444,200         62.63%

Options held by officers and directors are reflected in the chart below.

                  Title and Amount
                  of Securities
Name of Holder	   Called for by Options     Exercise Price   Date of Exercise
Gary Myles        Option to purchase 10,000 $.50 per share   Exp: July 31, 2002
                  shares of common stock

BOARD MEETINGS AND COMMITTEES

From April 21, 1997, when the Company became operational through December 31, 1997, the Board of Directors met seven times. Each incumbent director attended at least 75 percent of the Board meetings.

The Board of Directors does not have any standing committees. Matters involving audit, nominating and compensation are all handled by the Board directly.

EXECUTIVE COMPENSATION

The remuneration of the Company's three most highly compensated employees is set forth in the chart below:

Name of              Capacity in Which               Aggregate
Individual           Remuneration Was Received       Remuneration(1)
William W. Deneau    President                       $40,000

John V. Miller       Vice President of
                     Exploration and Production      $40,000

Thomas W. Tucker     Vice President of
                     Land and Development            $40,000

(1) This information is reported on an annualized basis.
Fiscal 1997 was not a full year. The actual amount paid to each individual was $20,000.

These three officers also receive family health coverage.
It is anticipated that during the next 12 months, a stock option plan will be adopted and implemented that may involve the issuance of stock options to the Company's employees, officers, directors and consultants.

COMPENSATION OF DIRECTORS

The Company does not pay directors' fees for attendance at meetings. Messrs. Deneau, Miller and Tucker are compensated solely in their capacity as executive officers. Mr. Myles was awarded a non-qualified option to purchase 10,000 shares of the Company's common stock at a price of $0.50 per share, expiring
July 31, 2002 in acknowledgment of his service as a director. He has not yet exercised the option.

TRANSACTIONS IN WHICH NOMINEES HAVE AN INTEREST

The 50 percent membership interest in Jet/LaVanway
Exploration, L.L.C. was originally owned by Jet
Exploration, Inc., which is owned by William W.
Deneau, Thomas W. Tucker, and John V. Miller, Jr., who are directors and executive officers of the Company. Jet Exploration, Inc. sold the membership interest in Jet/LaVanway Exploration, L.L.C., to its three owners at fair market value. The membership interests subsequently were conveyed by Messrs.
Deneau, Tucker and Miller to Mentor Group International,
Inc. (the Company's prior name) for common stock.

The Office facilities leased by the Company are owned by South 31, L.L.C., which is owned one-third by William W. Deneau, and one-third by the wife of Thomas W. Tucker. However, the potential for an unfavorable rental arrangement is ameliorated to some extent by the fact that the properties are leased to unrelated third parties who have in turn subleased a portion of the space to the Company.
The storage facilities that the Company leases from South 31, L.L.C. are in a storage building that contains four other storage units that are leased to unrelated third parties at the same rates that the Company pays.

Messrs. Deneau, Tucker and Miller are all involved as equity owners in numerous corporations and limited liability companies that are active in the oil and gas business. It is probable that on occasion, the Company will find it necessary or appropriate to deal with these Companies. A specific instance that has already occurred is the purchase by the Company of a 4.8 percent working interest at an 80 percent net revenue interest in the Dumada Project from Jet Exploration 1995-1, L.L.C. Messrs. Deneau,
Miller and Tucker each own one-third of Jet Exploration
1995-1, L.L.C.  Actual direct costs to Jet Exploration
1995-1, L.L.C. for the purchased interest were $126,451.
Indirect costs were estimated at $60,000. Indirect costs refer to costs incurred in the creation and marketing of the entire Dumada Project, including allocated salaries, travel costs, reproduction costs, telephone expense, rent and utilities over the 15-month period of time required to put the Dumada
Project together. The amount paid by the Company to Jet Exploration 1995-1, L.L.C. for the Dumada
Project interest was $186,451.

An additional instance occurred when the Company purchased a 10.625 percent working interest in the Beregsasi 1-5 well in Macomb County, Michigan from Jet Exploration, Inc. Messrs. Deneau, Miller and Tucker are officers, stockholders and directors of Jet Exploration, Inc. There were no actual direct costs to Jet Exploration, Inc. for the well, as Jet's working interest was carried by West Bay Exploration, the operator, to casing point. Aurora agreed to pay all costs from casing point through completion in exchange for Jet's interest. Jet will receive for this conveyance a 10 percent net profit interest in the well (meaning: 10 percent of the net income monthly from the well for the life of the well).

From time to time, the Company will hire White Pine
Land Company to perform real estate services for the Company. Patricia Deneau, wife of William W.
Deneau, is employed part-time by White Pine Land
Company, and owns 35 percent of the outstanding stock of White Pine Land Company. She does not participate in management of the White Pine Land
Company.

William W. Deneau is the sole shareholder of White
Pine Land Services, Inc.  On August 26, 1997,
White Pine Land Services, Inc. loaned the Company
$125,000. On October 14, 1997, White Pine Land
Services, Inc. loaned the Company $50,000. Both loans carried interest at the annual rate of six percent, compounded monthly. The $50,000 loan was repaid in full on December 15, 1997, together with $509.59 in interest. The $125,000 loan was repaid in full on December 31, 1997, together with $2,609.59 in interest. Management does not currently expect to borrow any further funds from White Pine Land Services, Inc.

PROPOSAL 2

The Company's Board of Directors recommends the continued appointment of Rehmann Robson, P.C. of Traverse City, Michigan to serve as the Company's independent auditors. Rehmann Robson, P.C. served as the Company's auditors in the preparation of the Company's 1997 fiscal year audited financial statements. Representatives of Rehmann Robson,
P.C. are not expected to attend the Annual Meeting.

This proposal will be adopted upon receiving a favorable vote from a majority of the votes cast at a meeting at which a quorum is present in person or by proxy.

PROPOSAL 3

The Company's Board of Directors recommends the adoption of an amendment to the Company's Bylaws to move the annual meeting of the stockholders from September 30 to May 15 of each year. This change is being proposed in order to improve the Company's efficiency now that it has registered with the U.S.
Securities and Exchange Commission. As a registered company, many reports are now required. By causing the annual meeting to fall right after the deadline for filing Form 10-KSB, the Company will be able to produce an integrated report once a year instead of two separate reports at different times of the year.
This change will also permit the stockholders to receive the Company's year-end financial information before it becomes stale.

This proposal will be approved upon a favorable vote of a majority of the outstanding shares (4,345,849 shares).

PROPOSAL 4

The Company's Board of Directors recommends the adoption of an amendment to the Company's Bylaws to permit the Board of Directors to amend the Company's
Bylaws. The Bylaws can currently be amended only by the Company's stockholders. As illustrated by Proposal 3, the Bylaws deal primarily with administrative matters that could be handled more efficiently if the Board of Directors has the power to amend.

This proposal will be approved upon a favorable vote of a majority of the outstanding shares
(4,345,849 shares).

PROPOSAL 5

The minutes of the 1997 Annual Meeting of the Stockholders will be presented for approval at the meeting. The Proxy will be voted in favor of approval. The Proxy holder will vote in his discretion on any procedural matters presented at the meeting. On these matters, approval requires a vote of a majority of the votes cast at a meeting at which quorum is present in person or by proxy.

AURORA ENERGY, LTD.
PROXY
SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS

The undersigned stockholder(s) of Aurora Energy, Ltd.
(the "Company") hereby appoints William W. Deneau,
President and Chairman of the Board of the Company, and John V. Miller, a Director of the Company, or instead of them, ____________________________________*
as Proxy of the undersigned with power of substitution, to attend the Annual Meeting of the Company's stockholders on Wednesday, September 30, 1998 at
10:00 o'clock a.m. EST, to be held at 3760 North
US-31 South, Traverse City, Michigan (the "Meeting") and any adjournment of the Meeting, and to vote on the undersigned's behalf all shares of the Company's stock registered in the undersigned's name, in the manner indicated by the checked boxes below.

*INSTRUCTIONS:  A STOCKHOLDER HAS THE RIGHT TO
APPOINT ANY PERSON TO ATTEND THE MEETING AND ACT
ON THE STOCKHOLDER'S BEHALF.  IF THE STOCKHOLDER
DESIRES TO APPOINT A PERSON OTHER THAN THOSE
NAMED IN THIS PRINTED DOCUMENT, THE STOCKHOLDER
SHOULD INSERT THE NAME AND ADDRESS OF THE DESIRED
PERSON IN THE BLANK SPACE PROVIDED.

1. Election of Directors. The Company's Board of Directors recommends a vote for the following slate of nominees:

    William W. Deneau      Gary J. Myles
    Thomas W. Tucker       John V. Miller, Jr.

INSTRUCTION:  THE UNDERSIGNED MAY WITHHOLD THE
AUTHORITY OF THE PROXY HOLDER TO VOTE IN FAVOR
OF ONE OR MORE OF THESE NOMINEES BY LINING THROUGH
THE NAME OF THE NOMINEE.

2. Appointment of Auditors. The Company shall appoint Rehmann Robson, P.C. of Traverse City,
Michigan to serve as the Company's independent auditors.

For (	)     Against (	)    Abstain (	)

3. Bylaw Amendment. The first sentence of the existing Article III, Section 2 of the Company's
Bylaws is amended to read as follows:

"The annual meeting of the stockholders shall be held on May 15 of each year if not a Saturday, Sunday or legal holiday, and if a Saturday, Sunday or legal holiday, then on the next secular day following, at the time and place designated by the Board. At the annual meeting, the stockholders shall elect Directors and transact such other business as may properly be brought before the meeting."

For (    )   Against (	)     Abstain (	)

4. Bylaw Amendment. Existing Article XI, Section 1 of the Company's Bylaws is amended to read as follows:

"These Bylaws may be amended or repealed, or new bylaws may be adopted, by vote of a majority of the directors then in office or by the affirmative vote of a majority of the shares entitled to vote at any regular or special meeting of the stockholders. The stockholders may specify particular provisions of these Bylaws which shall not be altered or repealed by the Board of Directors."

For (	  )    Against (	)      Abstain (	)

5. General Matters. Proxy holder will exercise his discretion to vote on the approval of the minutes for the last meeting of the stockholders, and upon those matters incident to the conduct of the Meeting.

Stockholders who are unable to be present at the Meeting are requested to COMPLETE, DATE, SIGN and RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

Dated:  _____________________, 1998.


_______________________________
Stockholder's signature

_______________________________
Print Name


_______________________________
Stockholder's signature

_______________________________
Print Name